UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2013

TROPICANA ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8345 W. Sunset Road, Suite 200, Las Vegas, Nevada 89113
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Tropicana Entertainment Inc. (the “Company”) was held on May 16, 2013. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal 1
The individuals listed below were elected at the Annual Meeting to serve on the Company's Board of Directors (the “Board”) until the next annual meeting of stockholders.

	For	Withhold	Broker Non-Vote
Daniel A. Cassella	20,756,367	400	244,170
Hunter C. Gary	19,438,306	1,318,461	244,170
Carl C. Icahn	19,438,306	1,318,461	244,170
James L. Nelson	20,756,367	400	244,170
Daniel A. Ninivaggi	19,438,306	1,318,461	244,170
Daniel H. Scott	20,756,367	400	244,170
Anthony P. Rodio	19,455,155	1,301,612	244,170

Proposal 2
A proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
21,000,937	—	—	—

Proposal 3
An advisory vote to approve executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
20,566,625	600	—	244,170

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.
Date: May 16, 2013
	By:	/s/ LANCE J. MILLAGE
	Name:	Lance J. Millage
	Title:	Executive Vice President, Chief Financial Officer and Treasurer